Exhibit 99.1

Staffing 360 Solutions Announces Preferred Stock Capital Raise

Company Announces it has Engaged Source Capital Group as Lead Placement Agent to Execute a General Solicitation of Non-Convertible Preferred Stock under Regulation D 506(c) of the Securities Act Solely to Accredited Investors and Institutional Investors

New York, NY – November 4, 2016 – Staffing 360 Solutions, Inc. (“Company”) (Nasdaq: STAF), a public company executing a global buy-and-build strategy through the acquisition of staffing organizations in the US and the UK, announced today that it has engaged Source Capital Group, Inc. (“Source Capital”) for a general solicitation private placement offering solely to accredited investors under Rule 506(c) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (“Offering”). The Company intends to use the proceeds from the Offering for corporate debt obligations, working capital, financing of acquisitions and general corporate purposes.

Source Capital invites all interested broker dealers and accredited investors interested in participating in the Offering, to contact Source Capital at: rkreger@sourcegrp.com.

“This offering of non-convertible preferred stock with equity consideration will supply Staffing 360 Solutions with the capital to continue our buy-and-build strategy in the US and UK, while simultaneously supporting our operations and organic growth,” stated Brendan Flood, Executive Chairman of Staffing 360 Solutions.  “We look forward to sharing additional details when the offering is launched next week.”

The securities offered in the Offering will not be and have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Additional details of the offering, including the Private Placement Memorandum, will be forthcoming.

Under Rule 506(c), general solicitation of offerings is permitted, however, purchasers in a Rule 506(c) offering must be "accredited investors." The SEC defines the term "accredited investor" in Rule 501(a). Generally, individuals are considered accredited investors if they have a net worth greater than $1 million (excluding their primary residence) or incomes in excess of $200,000 in the last two years with the expectation of the same in the current year (or $300,000 with a spouse).

For more information about Staffing 360 Solutions and complete investor materials such as investor presentations, white papers and webcasts of past earnings calls, please visit: www.staffing360solutions.com/res.html.

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. (Nasdaq: STAF) is a public company in the staffing sector engaged in the execution of a global buy-and-build strategy through the acquisition of domestic and international staffing organizations in the US and the UK.  The Company believes the staffing industry offers opportunities for accretive acquisitions that will drive its annual revenues to $300 million. As part of its targeted consolidation model, the Company is pursuing acquisition targets in the finance and accounting, administrative, engineering and IT staffing space. For more information, please visit: www.staffing360solutions.com.

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Forward-Looking Statements

Certain matters discussed within this press release are forward-looking statements including, but not limited to the timing and ability to enter into any additional acquisitions and expand our business, as well as the size of future revenue or trading volume or future access to capital markets.  Although Staffing 360 Solutions, Inc. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained.  Specifically, in order for the Company to achieve annualized revenues of $300 million, the Company will need to successfully raise sufficient capital, to consummate additional target acquisitions, successfully integrate any newly acquired companies, organically grow its business, successfully defend any potential future litigation, as well as various additional contingencies, many of which are unknown at this time and generally out of the Company’s control.  The Company can give no assurance that it will be able to achieve these objectives.  Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law.  Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in local or national economic conditions, our ability to access the capital markets on terms acceptable to us, or at all, our ability to comply with our contractual covenants, including in respect of our debt and other risks detailed from time to time in Staffing 360 Solutions’ reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Corporate Investor Contact:

Staffing 360 Solutions, Inc.

Darren Minton, Executive Vice President

646.507.5712

darren.minton@staffing360solutions.com

Financial Contact:

Staffing 360 Solutions, Inc.

David Faiman, Chief Financial Officer

646.507.5711

info@staffing360solutions.com